POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Robert E. Martini, Dwight A. Steffensen, Neil F. Dimick and Milan A. Sawdei, and each of them singly, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign a Registration Statement on Form S-3 relating to the registration of 870,000 shares of Bergen Brunswig Corporation Class A Common Stock, $1.50 par value, issued in connection with the acquisition of the net assets of Southeastern Hospital Supply Corporation, to sign any or all amendments to that Registration Statement (including supplements thereto and post-effective amendments), and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying the confirming all that said attorneys-in-fact and agents or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

         IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney this 20th day of April, 1994.


/s/ Robert E. Martini                       Chairman of the
- -----------------------------------         Board, Chief
Robert E. Martini                           Executive Officer
                                            and Director

/s/ Rodney H. Brady                         Director
- -----------------------------------
Rodney H. Brady


/s/ John Calasibetta                        Senior Vice
- -----------------------------------         President and
John Calasibetta                            Director


/s/ Jose E. Blanco                          Director
- -----------------------------------
Jose E. Blanco


/s/ Charles C. Edwards                      Director
- -----------------------------------
Charles C. Edwards, M.D.

/s/ Charles J. Lee                          Director
- -----------------------------------
Charles J. Lee


/s/ George R. Liddle                        Director
- -----------------------------------
George R. Liddle


/s/ James R. Mellor                         Director
- -----------------------------------
James R. Mellor


/s/ George E. Reinhardt, Jr.                Director
- -----------------------------------
George E. Reinhardt, Jr.


/s/ Francis G. Rodgers                      Director
- -----------------------------------
Francis G. Rodgers


/s/ Dwight A. Steffensen                    President and
- -----------------------------------         Director
Dwight A. Steffensen


/s/ Neil F. Dimick                          Chief Financial
- -----------------------------------         Officer and
Neil F. Dimick                              Principal Accounting
                                            Officer







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